UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2015

ATLANTIC POWER CORPORATION

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-34691	55-0886410
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3 Allied Drive, Suite 220 Dedham, MA	02026
(Address of principal executive offices)	(Zip Code)

(617) 977-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

On May 21, 2015, Atlantic Power Corporation (the “Company”) entered into an agreement (the “Agreement”) with Mangrove Partners, a Cayman Islands exempted company,  on behalf of itself and its affiliated and managed funds, persons and entities, both current and future (collectively, “Mangrove”).

Pursuant to the Agreement, the Board of Directors of the Company (the “Board”) has agreed, subject to certain limitations, to, among other things (i) as soon as reasonably practicable after the conclusion of the 2015 annual meeting of shareholders of the Company (the “2015 Annual Meeting”), but in any event within 48 hours after the conclusion of such meeting, to convene a Board meeting whereat it will pass the necessary resolutions to (x) increase the size of the Board to nine directors and (y) concurrently with such increase, appoint Gilbert S. Palter (the “Mangrove Nominee”) to the Board to serve until the 2016 annual meeting of shareholders of the Company (the “2016 Annual Meeting”); (ii) until the Standstill Termination Date (as defined below), not increase the size of the Board in excess of nine members and not decrease the size of the Board if such decrease would require the resignation of the Mangrove Nominee, without the prior written consent of Mangrove, which consent shall not be unreasonably withheld, conditioned or delayed; (iii) subject to the Mangrove Nominee’s compliance with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all Board members, (a) nominate the Mangrove Nominee for election to the Board at the 2016 Annual Meeting, (b) recommend, and reflect such recommendation in the Company’s definitive proxy statement in connection with the 2016 Annual Meeting, that the shareholders of the Company vote to elect the Mangrove Nominee as a director of the Company at such meeting for a term of office expiring at the 2017 annual meeting of shareholders of the Company and (c) solicit, obtain proxies in favor of and otherwise support the election of the Mangrove Nominee at the 2016 Annual Meeting, in a manner no less favorable than the manner in which the Company supports other nominees for election at such meeting; and (iv) as soon as reasonably practicable after the date of the Agreement, to engage an independent financial advisor to consider all potential options for the use of the proceeds from the Company’s previously announced sale of its wind assets and to review any potential options to restructure the Company’s balance sheet.  The Company previously indicated that it plans to use the proceeds from the sale of the wind assets to redeem its 9% senior unsecured notes due 2018.  While that currently remains the Company’s expectation, there is no assurance that the evaluation of potential options for the use of proceeds from the sale of the wind assets will not lead to an alternate debt reduction approach.

During the Standstill Period (as defined below), if the Mangrove Nominee resigns as a director or otherwise refuses to or is unable to serve as a director for any reason, including as a result of death or disability, Mangrove shall be entitled to designate a replacement director as a substitute director (the “Substitute Nominee”), subject to the reasonable approval of the Board and the Nominating and Corporate Governance Committee of the Board (the “Nominating and Corporate Governance Committee”), provided that such Substitute Nominee is (A) not employed by, or an Affiliate or Associate (each as defined in the Agreement) of, Mangrove; (B) independent of Mangrove, its Affiliates and/or Associates; and (C) not a party to any compensation arrangement with Mangrove, its Affiliates and/or Associates other than compensation that Mangrove has, prior to the date of the Agreement, agreed to pay the Mangrove Nominee in consideration of the Mangrove Nominee’s agreement to be named and serve as a nominee, or a recommended candidate, of Mangrove. Such Substitute Nominee shall be appointed to the Board to serve the unexpired term, if any, of such Mangrove Nominee no later than 10 business days after the Nominating and Corporate Governance Committee’s approval of the Substitute Nominee.  If at any time Mangrove’s aggregate beneficial ownership of Voting Securities (as defined below) decrease to less than 5% of the Voting Securities then outstanding, the requirements set forth in this paragraph and in (ii) and (iii) of the preceding paragraph of this Current Report on Form 8-K shall be void.

The Agreement also imposes certain “standstill” restrictions on Mangrove during the Standstill Period.  Pursuant to such restrictions, Mangrove shall not, and shall cause each of its Affiliates and Associates, and Representatives under its control or direction (as defined in the Agreement), in each case directly or indirectly, not to, without the prior written consent of the majority of the Board, among other things:

•                  acquire beneficial ownership of Voting Securities (as defined below) representing in excess of 10% of any class of Voting Securities then outstanding;

•                  solicit proxies or consents, become a participant in a solicitation or form, join or in any way participate in any group (other than a group comprised solely of Mangrove and its Affiliates and Associates) soliciting proxies or written consents in each case with respect to any Voting Securities in opposition to the recommendation or proposal of the Board with respect to certain matters;

•                  seek to call, or to request the calling of, a special meeting of the Company’s shareholders, or make a request for a list of the Company’s shareholders or for any books and records of the Company;

•                  make any “proposal” or encourage or assist any person in making any “proposal” under Section 167 of the Business Corporations Act (British Columbia);

•                  deposit any Voting Securities in any voting trust or subject any Voting Securities to any agreement with respect to the voting of any Voting Securities, subject to certain limitations;

•                  nominate persons for election to, or seek to remove any person from, the Board or propose any other business at any annual or special meeting of shareholders, or solicit written consents to take any action pursuant to the Company’s Articles of Continuance, as amended;

•                  directly or indirectly seek, initiate, join in, propose or make any public statement with respect to, or solicit, negotiate with, or provide any information to any person with respect to any Extraordinary Transaction (as defined in the Agreement); and

•                  commence, encourage, support or join as a party any litigation, arbitration or other proceeding against or involving the Company or any of its current or former directors or officers other than to enforce the provisions of the Agreement.

In addition, pursuant to the Agreement, so long as the 2015 Annual Meeting is held before the Standstill Termination Date (as defined below), Mangrove has agreed to instruct the holder of all Voting Securities owned of record or beneficially owned by it as of the record date to (i) support and vote for the election of the Company’s slate of directors nominated for election at the 2015 Annual Meeting; (ii) vote against (or withhold from voting) any nominees that are not nominated by the Board and (iii) vote otherwise in accordance with the Board’s recommendation, including, without limitation, in favor of all matters recommended for shareholder approval by the Board. Additionally, so long as the Mangrove Nominee is serving as a director of the Board and is included on the Company’s slate of directors nominated for election at the 2016 Annual Meeting and/or the Mangrove Nominee is serving as a director of the Board during any special meeting of the Company’s shareholders that occurs during the Standstill Period, Mangrove has agreed to instruct the holder of all Voting Securities owned of record or beneficially owned by it as of the record date to (i) support and vote for the election of the Company’s slate of directors and (ii) vote against (or withhold from voting) any nominees that are not nominated by the Board.

For purposes of the Agreement, “Voting Securities” means the Common Shares and any other securities of the Company entitled to vote in the election of directors, or securities convertible into, or exercisable or exchangeable for, such Common Shares or other securities (whether or not subject to the passage of time or other contingencies).  In addition, for purposes of the Agreement, (i) “Standstill Termination Date” means the earlier of (A) the day following the date of the 2016 Annual Meeting, (B) the day that is the thirteenth month anniversary of the 2015 Annual Meeting, or (C) 10 days after the Company receives notice from Mangrove of a material breach by the Company of any obligation under the Agreement which has not been cured; provided, that if such material breach cannot be cured, the date on which the Company receives such notice; and (ii) “Standstill Period” means the period beginning on the date of the Agreement through the Standstill Termination Date.

This description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Within four business days of the appointment of Gilbert S. Palter to the Board following the 2015 Annual Meeting pursuant to the Agreement, the Company will file a Current Report on Form 8-K to report information with respect to such appointment as required by Item 5.02 of Form 8-K.

In addition, the Company has announced that it plans to reduce the number of directors on the Board to seven by the 2016 Annual Meeting.  Neither the Agreement nor the plan to reduce the number of directors on the Board to seven by the 2016 Annual Meeting affects any of the matters to be voted on by shareholders at the

Company’s 2015 Annual Meeting to be held on June 23, 2015, as set forth in the Company’s Management Information Circular and Proxy Statement dated April 30, 2015.

Item 7.01.             Regulation FD Disclosure.

On May 21, 2015, the Company issued a press release, which is attached hereto as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, nor shall such information be deemed to be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise stated in that filing.

Item 8.01.             Other Events.

The information set forth under “Item 1.01. Entry into a Material Definitive Agreement” of this Current Report on Form 8-K is incorporated by reference into this Item 8.01.

Item 9.01.             Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Agreement dated May 21, 2015, by and among Mangrove Partners and the Company.
99.1	Press Release of the Company, dated May 21, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlantic Power Corporation

Dated: May 21, 2015	By:	/s/ Terrence Ronan
Name: Terrence Ronan
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Agreement dated May 21, 2015, by and among Mangrove Partners and the Company.
99.1	Press Release of the Company, dated May 21, 2015.